Exhibit 4.2

DEPOSIT AGREEMENT

Dated

September 10, 2025

AGNC INVESTMENT CORP.,
ISSUER

-and-

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.
AS DEPOSITARY, REGISTRAR AND TRANSFER AGENT

RELATING TO RECEIPTS, DEPOSITARY SHARES AND RELATED
8.75% SERIES H FIXED-RATE CUMULATIVE REDEEMABLE PREFERRED STOCK

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ARTICLE 1    DEFINITIONS    1
ARTICLE 2    FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS    4
SECTION 2.01    Form and Transferability of Receipts    4
SECTION 2.02    Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof    6
SECTION 2.03    Optional Redemption of Preferred Stock for Cash    8
SECTION 2.04    Registration of Transfers of Receipts    10
SECTION 2.05    Combinations and Split-ups of Receipts    11
SECTION 2.06    Surrender of Receipts and Withdrawal of Preferred Stock    11
SECTION 2.07    Limitations on Execution and Delivery, Transfer, Split-up    12
SECTION 2.08    Lost Receipts, etc.    13
SECTION 2.09    Cancellation and Destruction of Surrendered Receipts    13
SECTION 2.10    No Pre-Release    13
ARTICLE 3    CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY    13
SECTION 3.01    Filing Proofs, Certificates and Other Information    13
SECTION 3.02    Payment of Fees and Expenses    14
SECTION 3.03    Representations and Warranties as to Preferred Stock    14
SECTION 3.04    Representation and Warranty as to Receipts and Depositary Shares    14
SECTION 3.05    Taxes    14
ARTICLE 4    THE PREFERRED STOCK; NOTICES    15
SECTION 4.01    Cash Distributions    15
SECTION 4.02    Distributions Other Than Cash    16
SECTION 4.03    Subscription Rights, Preferences or Privileges    16

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(continued)
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SECTION 4.04    Notice of Dividends; Fixing of Record Date for Holders of Receipts    17
SECTION 4.05    Voting Rights    18
SECTION 4.06    Changes Affecting Preferred Stock and Reorganization Events    18
SECTION 4.07    Inspection of Reports    19
SECTION 4.08    Lists of Receipt Holders    19
SECTION 4.09    Withholding    19
ARTICLE 5    THE DEPOSITARY AND THE COMPANY    20
SECTION 5.01    Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar    20
SECTION 5.02    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company    21
SECTION 5.03    Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company    21
SECTION 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary    25
SECTION 5.05    Notices, Reports and Documents    26
SECTION 5.06    Indemnification by the Company    26
SECTION 5.07    Fees, Charges and Expenses    27
ARTICLE 6    AMENDMENT AND TERMINATION    27
SECTION 6.01    Amendment    27
SECTION 6.02    Termination    28
ARTICLE 7    MISCELLANEOUS    28
SECTION 7.01    Counterparts    28
SECTION 7.02    Exclusive Benefits of Parties    29
SECTION 7.03    Invalidity of Provisions    29
SECTION 7.04    Notices    29
SECTION 7.05    Depositary’s Agents    31

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(continued)
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SECTION 7.06    Holders of Receipts Are Parties    31
SECTION 7.07    Governing Law    31
SECTION 7.08    Inspection of Deposit Agreement and Certificate of Designations    31
SECTION 7.09    Headings    31
SECTION 7.10    Confidentiality    31
SECTION 7.11    Further Assurances    32

Exhibit A – Form of Face of Receipt; Form of Reverse of Receipt

    Exhibit B – Certificate of Designations

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DEPOSIT AGREEMENT
DEPOSIT AGREEMENT, dated September 10, 2025 among AGNC INVESTMENT CORP., a Delaware corporation, COMPUTERSHARE INC., a Delaware Corporation (“Computershare”), and its affiliate, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered national association (the “Trust Company”), jointly as Depositary (as hereinafter defined), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.
WITNESSETH:
WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company’s Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Preferred Stock deposited and for the execution and delivery of Receipts evidencing Depositary Shares;
WHEREAS, if certificated, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and
WHEREAS, the terms and conditions of the Preferred Stock is substantially set forth in the Certificate of Designations attached hereto as Exhibit B.
NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:
ARTICLE 1
DEFINITIONS
The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:
“Certificate of Designations” shall mean the certificate that amends the Amended and Restated Certificate of Incorporation of the Company, as amended to date, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 9, 2025 and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.

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“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended to date, dated April 23, 2020, including any certificates of designation, and as restated or amended from time to time.
“Company” shall mean AGNC Investment Corp., a Delaware corporation, and its successors.
“Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.
“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder. The Depositary, along with its affiliates, shall maintain combined capital and surplus of at least $50,000,000, and so shall any successor depositary hereunder.
“Depositary Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 150 Royall Street, Canton, Massachusetts 02021.
“Depositary Share” shall mean the security representing a 1/1,000th fractional interest in a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).
“Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.
“Dividend Payment Date” shall have the meaning set forth in the Certificate of Designations.
“Dividend Record Date” shall have the meaning set forth in the Certificate of Designations.
“DTC” means The Depository Trust Company.

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“DTC Participant” means any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.
“DTC Receipt” has the meaning set forth in Section 2.01.
“person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.
“Preferred Stock” shall mean shares of the Company’s 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock (liquidation preference $25,000 per share), $0.01 par value per share, heretofore validly issued, fully paid and nonassessable.
“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, if certificated, substantially in the form set forth as Exhibit A hereto.
“record date” shall mean the date fixed pursuant to Section 4.04.
“record holder” or “holder” as applied to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.
“redemption date” has the meaning set forth under Section 2.03.
“redemption price” has the meaning set forth under Section 2.03.
“Registrar” shall mean the Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preferred Stock, as herein provided.
“Reorganization Event” shall mean:
(1) any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation);
(2) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company; or

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(3) any statutory exchange of securities of the Company with another person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding common stock.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Signature Guarantee” shall have the meaning set forth in Section 2.01.
“Transfer Agent” shall mean the Trust Company or any bank or trust company appointed to transfer the Receipts and the deposited Preferred Stock, as herein provided.
ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
SECTION 2.01    Form and Transferability of Receipts.
Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent). Pending the preparation of definitive Receipts, the Depositary, upon, and pursuant to, the written order of the Company delivered in compliance with Section 2.02 shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office or at such other place or places as the Depositary shall determine, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited, as definitive Receipts.
Receipts shall be executed by the Depositary by the manual, electronic or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the

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Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual, electronic or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual, electronic or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.
Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent), in each case, as directed by the Company.
Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer accompanied by a guarantee of the signature thereon by a guarantor institution that is a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Transfer Agent (a “Signature Guarantee”), or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Preferred Stock, to exercise any redemption or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.
Notwithstanding the foregoing, upon request by the Company, the Depositary and the Company will make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. In connection with any such request, the Company hereby

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appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the Nasdaq Global Select Market with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.
If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable or (iv) the Preferred Stock has been delisted from the Nasdaq Global Select Market and a DTC Participant has made a request to DTC on behalf of a beneficial owner, following the administrative procedures in place at such time with DTC (which procedures the Company shall be obligated to follow only in accordance with the terms of Section 1 of the Certificate of Designations), to exchange an interest in the Depositary Shares for a definitive Receipt evidencing such Depositary Shares being exchanged. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii), (iii) or (iv) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of shares of Preferred Stock and other property in connection with the withdrawal or redemption of Depositary Shares will be made

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through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.
SECTION 2.02    Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.
Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary evidence of 13,800 shares of Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock registered in such names specified in such written order. The Depositary acknowledges receipt of the aforementioned 13,800 shares of Preferred Stock and related documentation and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Preferred Stock deposited hereunder and the Trust Company hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it by notation, book-entry or other appropriate method.

If required by the Depositary, Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
Upon receipt by the Depositary of a certificate or certificates for or other evidence of any such Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver

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such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Certificate of Designations, as such may be amended. To the extent that the Company issues shares of Preferred Stock in excess of the amount set forth in the Certificate of Designations as of the date hereof (which shares have been validly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.
The Depositary shall be permitted to rely on applicable opinions of counsel delivered to the underwriters pursuant to each of Sections 5(c) and 5(k)(ii) of the underwriting agreement, dated September 3, 2025 among the Company and the representatives of the underwriters named therein relating to the sale of the Depositary Shares to the public (the “Underwriting Agreement”), and the Depositary shall be supplied with reliance letters authorizing such reliance. In addition, to the extent such opinions do not satisfy the reasonable requirements of the Depositary as to information to be covered by such opinions, the Depositary shall be entitled to such additional opinions as may be necessary to address those additional requirements not covered by the opinions delivered to the Underwriters.
The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.
SECTION 2.03    Optional Redemption of Preferred Stock for Cash.
Whenever the Company shall elect to redeem shares of deposited Preferred Stock for cash in accordance with the provisions of the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days’ prior written notice of the date fixed for redemption of such Preferred Stock (the “redemption date”) and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the Certificate of Designations. The Depositary shall, in accordance with Section 7.04, deliver notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither the failure to deliver any such notice to one or more such holder nor any

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defect in any such notice shall affect the sufficiency of the proceedings for redemption, except as to the holder to whom notice was not given or defective.
The Company shall prepare and provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of deposited Preferred Stock and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Preferred Stock and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that on the redemption date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue.
In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to the Depositary the redemption price (determined pursuant to the Certificate of Designations) of the Preferred Stock deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and on the redemption date (unless the Company shall have failed to pay for the shares of Preferred Stock to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $25.00 per Depositary Share plus any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the redemption date. The foregoing shall be further subject to the terms and conditions of the Certificate of Designations. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of the Certificate of Designations, the provisions of the Certificate of Designations will govern and the Company will instruct the Depositary, as applicable, in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designations be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.
If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

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If less than all of the Preferred Stock is redeemed pursuant to the Company’s exercise of its optional redemption right, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable.
All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor's Corporation (“S&P”) or Moody's Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph resulting solely from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.
SECTION 2.04    Registration of Transfers of Receipts.
The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Receipts and the Trust Company hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and appropriate evidence of authority which shall include a Signature Guarantee, and any other reasonable evidence of authority that may be required by the Trust Company, together with evidence of the payment by the applicable party of any transfer taxes as may be required by law. Upon such surrender, the Trust Company shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.05    Combinations and Split-ups of Receipts.

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Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.06    Surrender of Receipts and Withdrawal of Preferred Stock.
Any holder of a Receipt or Receipts may withdraw any number of whole shares of deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts to the Depositary or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Preferred Stock (or money and other property, if any, represented thereby), which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Preferred Stock, and subject to the terms and conditions of this Deposit Agreement, and upon the receipt of written instructions from the holder of such Receipt or Receipts, without unreasonable delay (provided the Company has provided the Depositary with all necessary documentation), the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or upon such holder’s order (subject to Section 2.04), a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.
If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the

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Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.
The Depositary shall deliver the deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
SECTION 2.07    Limitations on Execution and Delivery, Transfer, Split-up. Combination, Surrender and Exchange of Receipts.
As a condition precedent to the execution and delivery, registration, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) including, as noted in Section 2.04 above, a Signature Guarantee and any other reasonable evidence of authority that may be required by the Depositary; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and/or applicable law, as may be required by any securities exchange on which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.
The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.
SECTION 2.08    Lost Receipts, etc.

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In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary may, absent notice to the Depositary from the Company that such Receipt has been acquired by a bona fide purchaser, execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (i) filed with the Depositary (a) a request for execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser and (b) an open penalty surety bond or other indemnity reasonably satisfactory to the Depositary, holding the Depositary and the Company harmless, and (ii) satisfied any other reasonable requirements imposed by the Depositary. Such Holder shall also comply with such other reasonable regulations and paid such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.
SECTION 2.09    Cancellation and Destruction of Surrendered Receipts.
All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.
SECTION 2.10    No Pre-Release
    The Depositary shall not deliver any deposited Preferred Stock evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Preferred Stock evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Preferred Stock deposited with the Depositary.

ARTICLE 3
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
SECTION 3.01    Filing Proofs, Certificates and Other Information.
Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, a Signature Guarantee or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any

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dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.
SECTION 3.02    Payment of Fees and Expenses.
Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency. The Depositary shall not have any duty or obligation to take any action under any section of this Deposit Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.
SECTION 3.03    Representations and Warranties as to Preferred Stock.
In the case of the initial deposit of the Preferred Stock hereunder, the Company represents and warrants that such Preferred Stock and, if certificated, each certificate therefor are duly authorized, validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.
SECTION 3.04    Representation and Warranty as to Receipts and Depositary Shares.
The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a share of deposited Preferred Stock represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.
SECTION 3.05    Taxes.
The Company will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Depositary Shares or shares of Preferred Stock or other securities issued on account of Depositary Shares or, if certificated,

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certificates representing such shares or securities. The Company will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock, Depositary Shares or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
ARTICLE 4
THE PREFERRED STOCK; NOTICES
SECTION 4.01    Cash Distributions.
Whenever Computershare shall receive any cash dividend or other cash distribution on the deposited Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock pursuant to Section 2.03, Computershare shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or Computershare shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. Computershare, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to registered holders entitled thereto and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8EXP, Form W-8IMY, Form W8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distribution to be made hereunder.

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SECTION 4.02    Distributions Other Than Cash.
Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, at the direction of the Company, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. The Depositary shall not make any distribution of securities or property to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.
SECTION 4.03    Subscription Rights, Preferences or Privileges.
If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary and made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to Computershare and, if received, in accordance with the written instructions of the Company and, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

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If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary in writing of such requirement, that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.
If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and to use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification in writing.
SECTION 4.04    Notice of Dividends; Fixing of Record Date for Holders of Receipts.
Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Stock are entitled to vote or of which holders of such Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) (the “record date”) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting

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rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.
SECTION 4.05    Voting Rights.
Upon receipt of notice of any meeting at which the holders of deposited Preferred Stock are entitled to vote, the Depositary shall, if requested in writing, as soon as practicable thereafter, deliver, in accordance with Section 7.04, to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall insofar as practicable vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Preferred Stock is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/1,000th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will vote all Depositary Shares held by it in proportion with any instructions received. The Depositary shall not exercise any discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.
SECTION 4.06    Changes Affecting Preferred Stock and Reorganization Events.
Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Preferred Stock, any Reorganization Event or any exchange of the Preferred Stock for cash, securities or other property, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest in one share of Preferred Stock represented by one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, as may be required by or as is consistent with the provisions of the Certificate of Designations to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other

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reclassification of Preferred Stock, of such Reorganization Event or of such exchange and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preferred Stock. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.
SECTION 4.07    Inspection of Reports.
The Depositary shall make available for inspection by holders of Receipts at the Depositary Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Stock and made generally available to the holders of the Preferred Stock. In addition, the Depositary shall transmit, upon written request by and at the expense of the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.
SECTION 4.08    Lists of Receipt Holders.
Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Registrar.
SECTION 4.09    Withholding.
Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate

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sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.
ARTICLE 5
THE DEPOSITARY AND THE COMPANY
SECTION 5.01    Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.
The Company hereby appoints Computershare and Trust Company, jointly, to act as Depositary in accordance with the terms and conditions hereof, and Computershare and Trust Company accept such appointment upon the express terms and conditions of this Deposit Agreement.
The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement.
The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts as provided by applicable law. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the Nasdaq Global Select Market or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by law or applicable stock exchange regulations.

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SECTION 5.02    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.
None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or Transfer Agent, by reason of any provision, present or future, of the Certificate of Incorporation or, in the case of the Company, the Depositary, the Depositary’s Agent, the Transfer Agent or the Registrar, by reason of any act of God, terrorist acts, pandemics, epidemics, war, civil unrest or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.
SECTION 5.03    Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.
The Company does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the performance of such duties as are specifically set forth in this Deposit Agreement. Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent or Registrar assumes any obligation and shall not be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person other than for its bad faith, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent or Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person alleged to be liable has knowledge of the possibility of such damages. Notwithstanding anything contained herein to the contrary, the Depositary’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed,

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three times the amount paid hereunder by the Company to Depositary as fees and charges during the twelve (12) months immediately preceding the event for which recovery from the Depositary is being sought, but not including reimbursable expenses.
None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Preferred Stock for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Registrar or Transfer Agent and the Company may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.
The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar or Transfer Agent.
The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the

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securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.
It is intended that neither the Depositary, nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.
Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.
The Company agrees that it will register the deposited Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.
In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar. Such written instructions shall be full and complete authorization to the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

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Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the President, any Vice President, the Treasurer, any Assistant Treasurer, Head of Corporate Finance, the Secretary or Assistant Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
The Depositary, the Depositary’s Agent, Transfer Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Preferred Stock or Depositary Shares.
The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, Depositary Shares or the Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.
The Depositary may rely on and be fully authorized and protected in acting or failing to act upon (a) any Signature Guarantee or guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designations shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent or Registrar hereunder.

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The Depositary, any Depositary’s Agent, any Transfer Agent and any Registrar hereunder:
    (i)    shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;
    (ii)    shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;
    (iii)    shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
    (iv)    may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;
    (v)    may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;
    (vi)    may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;
    (vii)    shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;
    (viii)    shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and
    (ix)    shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or

25

purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.
The obligations of the Company and the rights of the Depositary set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
SECTION 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary.
The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company upon at least thirty (30) days prior written notice.
The Depositary may at any time be removed by the Company by at least thirty (30) days prior written notice of such removal delivered to the Depositary. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the holders of Receipts.
In the event the transfer agency relationship in effect between the Company and the Depositary terminates, the Depositary will be deemed to have resigned automatically and be discharged from its duties under this Deposit Agreement.
In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus (together with its affiliates) of at least $50,000,000. If a successor depositary shall not have been appointed and have accepted appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.
Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of

26

the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.
The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.
SECTION 5.05    Notices, Reports and Documents.
The Company agrees that it will deliver to the Depositary, and the Depositary, if requested in writing by the Company, will promptly after receipt of such notice, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports generally made available by the Company to holders of the Preferred Stock and not otherwise made publicly available. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.
SECTION 5.06    Indemnification by the Company.
The Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Transfer Agent or Registrar, as the case may be, of this Deposit Agreement) and the Receipts (a) by the Depositary, any Transfer Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or shares of Preferred Stock pursuant to the provisions hereof. The obligations of the Company and the rights of the Depositary set forth in this Section 5 and in particular Sections 5.03 and 5.06, shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Preferred Stock.
SECTION 5.07    Fees, Charges and Expenses.

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No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and reasonable expenses of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock at the option of the Company and all withdrawals of the Preferred Stock by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.
ARTICLE 6
AMENDMENT AND TERMINATION
SECTION 6.01    Amendment.
The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Incorporation shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Sections 2.06 and 2.07 and Article 3, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed

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amendment is in compliance with the terms of this Section 6.01. No amendment to this Depositary Agreement shall be effective unless duly executed by the Depositary and the Company.
SECTION 6.02    Termination.
This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.
Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar under Sections 5.03, 5.06, 5.07, 7.07 and 7.10.
ARTICLE 7
MISCELLANEOUS
SECTION 7.01    Counterparts.
This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile, pdf or electronic mail (including images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign, AdobeSign and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law)) shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

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SECTION 7.02    Exclusive Benefits of Parties.
This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
SECTION 7.03    Invalidity of Provisions.
In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.
SECTION 7.04    Notices.
Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, electronic mail, recognized next-day courier service or by facsimile transmission confirmed by letter, addressed to the Company at:
AGNC Investment Corp.
7373 Wisconsin Avenue
22nd Floor
Bethesda, Maryland 20814
Attention: General Counsel
Fax: 301-968-9301
Email: AGNC-Compliance@agnc.com

with a copy to :

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: David J. Goldschmidt, Esq.
Email: david.goldschmidt@skadden.com

or at any other address of which the Company shall have notified the Depositary in writing.

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Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, electronic mail, recognized next-day courier service or facsimile confirmed by letter, addressed to the Depositary:
Computershare Trust Company, N.A.
c/o Computershare Inc.
150 Royall Street
Canton, Massachusetts 02021
Attention: General Counsel
Facsimile: 781-575-4210
Email: #USCISLegalContractNotices@computershare.com
Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary; provided that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.
Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box, by email shall be deemed effected on the business day received (or the immediately following business day, if not received on a business day) or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.
SECTION 7.05    Depositary’s Agents.
The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.

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SECTION 7.06    Holders of Receipts Are Parties.
The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.
SECTION 7.07    Governing Law.
This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).
SECTION 7.08    Inspection of Deposit Agreement and Certificate of Designations.
Copies of this Deposit Agreement and the Certificate of Designations shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours upon reasonable notice at the Depositary Office by any holder of any Receipt.
SECTION 7.09    Headings.
The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
SECTION 7.10    Confidentiality.
The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, and the fees for services to be performed hereunder, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
SECTION 7.11    Further Assurances.
From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further

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and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Agreement.

33

IN WITNESS WHEREOF, AGNC Investment Corp., Computershare Inc., and Computershare Trust Company, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.
AGNC INVESTMENT CORP.
By: __/s/ Bernice Bell________________
Name: Bernice E. Bell
    Title: Executive Vice President and Chief
     Financial Officer

COMPUTERSHARE INC., as Depositary

By: __/s/ Michael Lang _______________
Name: Michael J. Lang
    Title: EVP, Equity Markets

COMPUTERSHARE TRUST COMPANY, N.A.,
as Depositary, Registrar and Transfer Agent
By: __/s/ Michael Lang _______________
Name: Michael J. Lang
    Title: EVP, Equity Markets

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Exhibit A
FORM OF FACE OF RECEIPT
IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

1

Certificate Number_______                    Number of Depositary Shares _______
CUSIP NO.: 00123Q 831

RECEIPT FOR DEPOSITARY SHARES,
Each Representing 1/1,000th of a Share of
8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock
(par value $0.01 per share)
(liquidation preference $25.00 per depositary share)
of
AGNC INVESTMENT CORP.
Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary (the “Depositary”), hereby certifies that _____________________________________________________ is the registered owner of __________________ Depositary Shares (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share and liquidation preference of $25,000 per share (the “Stock”), of AGNC Investment Corp., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated, September 10, 2025 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

[Countersigned:]	Computershare Inc. and Computershare Trust Company, N.A., as Depositary
By:	By:
Authorized Signatory

2

[FORM OF REVERSE OF RECEIPT]
The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)
TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of survivorship and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE

___________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
___________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated
NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

3

Exhibit B
Certificate of Designations

CERTIFICATE OF DESIGNATIONS
OF
8.75% SERIES H FIXED-RATE CUMULATIVE REDEEMABLE PREFERRED STOCK
OF
AGNC INVESTMENT CORP.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
The undersigned sole member of the Subcommittee of the Pricing Committee (the “Pricing Committee”) of the Board of Directors (the “Board”) of AGNC Investment Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to authority conferred upon the Board by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended from time to time, the “Certificate of Incorporation”), and pursuant to authority conferred upon the Pricing Committee by the Board by resolutions adopted on April 18, 2024, and pursuant to authority conferred upon this Subcommittee by the Pricing Committee on September 2, 2025, pursuant to Section 151 of the General Corporation Law of the State of Delaware, hereby adopts resolutions (i) authorizing a new series of the Corporation’s previously authorized preferred stock, $0.01 par value per share (the “Preferred Stock”), and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock of the Corporation as follows:
RESOLVED, that the Corporation is hereby authorized to issue up to 13,800 shares of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, which shall have the following powers, designations, preferences and other special rights:

Section 1.    Designation, Amount and Form. The shares of such series shall be designated as “8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock” (the “Series H Preferred Stock”) and the number of shares initially constituting such series shall be Thirteen Thousand Eight Hundred (13,800). Shares of Series H Preferred Stock may be represented in the form of uncertificated shares, provided, however, that, upon request, holders of uncertificated shares of Series H Preferred Stock shall be entitled to have a certificate for shares of Series H Preferred Stock signed by, or in the name of, the Corporation, certifying the number of shares owned by such holder; provided further that holders of uncertificated shares of Series H Preferred Stock shall only be entitled to request a certificate for shares of Series H Preferred Stock signed by, or in the name of, the Corporation as described in this Section 1, and the Corporation shall only be obligated to provide such certificate, in the event that the Series H Preferred Stock is not listed on a national exchange at any time after 30 days following the Original Issue Date (as defined below).
Section 2.    Maturity. The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series H Preferred Stock or (ii) the Series H Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set aside funds to redeem the Series H Preferred Stock.
Section 3.    Ranking. The Series H Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on a parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on a parity with the Series H Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, including the Corporation’s 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock; and (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series H Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.
Section 4.    Dividends.
(a)Holders of shares of the Series H Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends based on the stated liquidation preference of $2,500.00 per share (equivalent to $25.00 per depositary share) at a rate equal to, for each Dividend Period (as defined below) from and including September 3, 2025 (the “Original Issue Date”), 8.75% per share of Series H Preferred Stock per annum (equivalent to $2,187.50 per annum per share of Series H Preferred Stock or $2.1875 per annum per depositary share). A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the Original Issue Date to, but excluding, January 15, 2026. Dividends on the Series H Preferred Stock shall accumulate daily and be cumulative from, and including, the Original Issue Date and shall be payable quarterly in arrears on the 15th day of each January, April, July and October (each, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. The first dividend on the Series H Preferred Stock is scheduled to be paid on January 15, 2026 in the amount of approximately $759.55 per share (or $0.75955 per depositary share), and that dividend will be paid to the persons who are the holders of record of the Series H Preferred Stock at the close of business on the corresponding record date, which will be January 1, 2026. Dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation for the Series H Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.
(b)A “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(c)No dividends on shares of Series H Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(d)Notwithstanding anything to the contrary contained herein, dividends on the Series H Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series H Preferred Stock which may be in arrears, and holders of the Series H Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series H Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series H Preferred Stock.

(e)Except as provided in Section 4(h), unless full cumulative dividends on the Series H Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation, (ii) no other distribution be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation and (iii) any shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (x) by conversion into or exchange for other capital stock of the Corporation that the Corporation may issue ranking junior to the Series H Preferred Stock as to dividends and upon liquidation and (y) for transfers made pursuant to the provisions of Article VIII of the Certificate of Incorporation).
(f) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Stock and the shares of any other series of Preferred Stock that the Corporation has issued or may issue ranking on a parity as to dividends with the Series H Preferred Stock, all dividends declared upon the Series H Preferred Stock and any other series of Preferred Stock that the Corporation has issued or may issue ranking on a parity as to dividends with the Series H Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series H Preferred Stock and such other series of Preferred Stock that the Corporation has issued or may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series H Preferred Stock and accumulated or accrued dividends per share on such other series of Preferred Stock that the Corporation has issued or may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Stock which may be in arrears.
Section 5.    Liquidation Preference.
(a)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series H Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series H Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Thousand Dollars ($25,000.00) per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series H Preferred Stock as to liquidation rights.

(b)    In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series H Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it has issued or may issue ranking on a parity with the Series H Preferred Stock in the distribution of assets, then the holders of the Series H Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c)    Holders of Series H Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series H Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.    Redemption.
(a)    The Series H Preferred Stock is not redeemable prior to October 15, 2030, except as described in this Section 6 and except that, as provided in Article VIII of the Certificate of Incorporation, the Corporation may purchase or redeem shares of the Series H Preferred Stock prior to that date in order to preserve its qualification as a real estate investment trust (“REIT”) for federal income tax purposes.
(b)    Optional Redemption Right. On and after October 15, 2030, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series H Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Thousand Dollars ($25,000.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series H Preferred Stock as described in this Section 6(b), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
(c)    Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a), upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series H Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Thousand Dollars ($25,000.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion

Date (as defined below), the Corporation provided notice of its election to redeem some or all of the shares of Series H Preferred Stock pursuant to this Section 6, the holders of Series H Preferred Stock will not have the Change of Control Conversion Right (as defined below) with respect to the shares called for redemption. If the Corporation elects to redeem any shares of Series H Preferred Stock as described in this Section 6(c), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
(d)    A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or the Nasdaq Global Select Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.
(e)    In the event the Corporation elects to redeem Series H Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series H Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series H Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series H Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(a), Section 6(b) or Section 6(c); (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (viii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series H Preferred Stock being so called for redemption will not be able to tender such shares of Series H Preferred Stock for conversion in connection with the Change of Control and that each share of Series H Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given.
(f)    Holders of Series H Preferred Stock to be redeemed shall surrender the Series H Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
(g)    If notice of redemption of any shares of Series H Preferred Stock has been given and if the Corporation irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series H Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series H Preferred Stock, those shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
(h)    If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next Business Day.
(i)    If less than all of the outstanding Series H Preferred Stock is to be redeemed, the Series H Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine that will not result in the automatic transfer of any shares of Series H Preferred Stock to a trust pursuant to Article VIII of the Certificate of Incorporation (as to restrictions on transfer and ownership of the Corporation’s capital stock).
(j)    Immediately prior to any redemption of Series H Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series H Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series H Preferred Stock to be redeemed.

(k)    Unless full cumulative dividends on all shares of Series H Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series H Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series H Preferred Stock to preserve its REIT status for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock.
(l)    Subject to applicable law, the Corporation may purchase shares of Series H Preferred Stock in the open market, by tender or by private agreement. Any shares of Series H Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.
Section 7.    Conversion Rights. Shares of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7.
(a)    Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series H Preferred Stock held by such holder pursuant to Section 6, in which case such holder will have the right only with respect to shares of Series H Preferred Stock that are not called for redemption) to convert some or all of the Series H Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series H Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25,000.00 liquidation preference per share of Series H Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date for the Series H Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 5,122.95 (equivalent to 5.12295 per depositary share) (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)    The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common

Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series H Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)    The “Change of Control Conversion Date” is the date the Series H Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series H Preferred Stock.
(d)    The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Common Stock is not then listed for trading on a U.S. securities exchange.
(e)    In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series H Preferred Stock will receive upon conversion of such Series H Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or

the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)    If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)    No fractional shares of Common Stock upon the conversion of the Series H Preferred Stock in connection with a Change of Control will be issued. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)    Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not then exercised its right to redeem all shares of Series H Preferred Stock pursuant to Section 6, the Corporation will provide to holders of Series H Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series H Preferred Stock at their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series H Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series H Preferred Stock, holders will not be able to convert the shares of Series H Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series H Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series H Preferred Stock; (ix) the procedures that the holders of Series H Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series H Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

(i)    The Corporation shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series H Preferred Stock.
(j)    To exercise the Change of Control Conversion Right, the holders of Series H Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series H Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series H Preferred Stock held in book-entry form through a Depositary (as defined below), to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series H Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series H Preferred Stock to be converted; and (iii) that the Series H Preferred Stock is to be converted pursuant to the applicable provisions of the Series H Preferred Stock.
(k)    Holders of Series H Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series H Preferred Stock; (ii) if certificated Series H Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series H Preferred Stock; and (iii) the number of shares of Series H Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)     Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series H Preferred Stock are held in book-entry form through The Depository Trust Company or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
(m)    Series H Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series H Preferred Stock pursuant to Section 6, in which case only the shares of Series H Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series H Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series H Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6.
(n)    The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)    In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series H Preferred Stock into shares of Common Stock or other property. Notwithstanding any other provision of the Series H Preferred Stock, no holder of Series H Preferred Stock will be entitled to convert such Series H Preferred Stock into shares of Common Stock to the extent that receipt of such Common Stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in Article VIII of the Certificate of Incorporation, unless the Corporation provides an exemption from this limitation to such holder pursuant to Article VIII of the Certificate of Incorporation.
(p)    Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series H Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series H Preferred Stock to be converted.
Section 8.    Voting Rights.
(a)    Holders of the Series H Preferred Stock will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which holders of Series H Preferred Stock are entitled to vote, each share of Series H Preferred Stock will be entitled to one vote, except that when shares of any other class or series of the Preferred Stock have the right to vote with the Series H Preferred Stock as a single class on any matter, the Series H Preferred Stock and the shares of each such other class or series will have one vote for each $25,000.00 of liquidation preference (excluding accumulated dividends).

(b)    Whenever dividends on any shares of Series H Preferred Stock are in arrears for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors constituting the Board will, subject to the maximum number of directors authorized under the bylaws of the Corporation then in effect (the “Bylaws”), be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Preferred Stock that the Corporation may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series H Preferred Stock as a class with respect to the election of those two directors) and the holders of Series H Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock that the Corporation has issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series H Preferred Stock or by the holders of any other class or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation), and at each subsequent annual meeting until all dividends accumulated on the Series H Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series H Preferred Stock to elect any directors will cease and, unless there are other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable, any directors elected by holders of the Series H Preferred Stock shall immediately resign and the number of directors constituting the Board shall be reduced accordingly. In no event shall the holders of Series H Preferred Stock be entitled pursuant to the voting rights under this Section 8 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of its capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series H Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock that the Corporation has issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H Preferred Stock in the election of such directors) pursuant to the voting rights under this Section 8 exceed two.
(c)    If a special meeting at a place within the United States designated by the Corporation is not called by the Corporation within 30 days after request from the holders of Series H Preferred Stock in Section 8(b), then the holders of record of at least 25% of the outstanding Series H Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place within the

United States designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to Section 8(b), including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.
(d)    If, at any time when the voting rights conferred upon the Series H Preferred Stock pursuant to Section 8(b) are exercisable, any vacancy in the office of a director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series H Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series H Preferred Stock in the election of directors pursuant to Section 8(b). Any director elected or appointed pursuant to Section 8(b) may be removed only by the affirmative vote of holders of the outstanding Series H Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which classes or series of Preferred Stock are entitled to vote as a class with the Series H Preferred Stock in the election of directors pursuant to Section 8(b), such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series H Preferred Stock and any such other classes or series of Preferred Stock, and may not be removed by the holders of the Common Stock.
(e)    So long as any shares of Series H Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series H Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all series of Preferred Stock ranking on a parity with the Series H Preferred Stock that the Corporation has issued or may issue and upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii), so long as the Series H Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series H Preferred Stock and, provided further, that any increase in the amount of the authorized Preferred Stock, including the Series H Preferred Stock, or the creation or issuance of any additional shares of Series H Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series H Preferred Stock that the Corporation may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(f)    The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series H Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.
(g)    Except as expressly stated in this Section 8 or as may be required by applicable law, the Series H Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 9.    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series H Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series H Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series H Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series H Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.
Section 10.    No Preemptive Rights. No holders of the Series H Preferred Stock will, as holders of Series H Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.
Section 11.    Restrictions on Ownership and Transfer. The Series H Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article VIII of the Certificate of Incorporation. Any person who violates such restrictions in acquiring actual or constructive ownership of shares of Series H Preferred Stock is required to give notice thereof immediately to the Corporation and provide the Corporation with such other information as the Corporation may request in order to determine the effect of such acquisition on the Corporation’s status as a REIT. All certificates representing shares of the Series H Preferred Stock shall be marked with a legend sufficient under the laws of the State of Delaware to provide a purchaser of such shares with notice of the restrictions on transfer under Article VIII of the Certificate of Incorporation. Nothing in Article VIII of the Certificate of Incorporation shall preclude the settlement of any transactions entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that settlement of any transaction takes place shall not, however, negate the effect of any provision of Article VIII of the Certificate of Incorporation, and any transferee, and the shares of Series H Preferred Stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in Article VIII of the Certificate of Incorporation.
Section 12.    Record Holders. The Corporation and the transfer agent for the Series H Preferred Stock may deem and treat the record holder of any Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

Section 13.    Office or Agency. For so long as any shares of Series H Preferred Stock are outstanding, the Corporation shall at all times maintain an office or agency in one of the 48 contiguous States of the United States of America where shares of Series H Preferred Stock may be surrendered for payment (including upon redemption), registration of transfer or exchange.
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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed this 9th day of September, 2025.
By:      /s/ Peter Federico
Name:    Peter J. Federico
Title:    Director, President, Chief         Executive Officer and Chief
        Investment Officer

[Signature Page to Certificate of Designation]